                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 FORM 8-K/A


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  January 29, 2001


                                MAGNETEK, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                      1-10233                 95-3917584
(State or other Jurisdiction   (Commission File Number)      (IRS Employer
     incorporation)                                        Identification No.)


                          10900 WILSHIRE BOULEVARD
                                  SUITE 850
                           LOS ANGELES, CA  90024
             (Address of Principal Executive Offices) (Zip Code)



      Registrant's Telephone Number, including area code:  (310) 208-1980

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

MagneTek, Inc., a Delaware corporation, hereby amends the Report on Form 8-K, dated November 27, 2000 relating to the acquisition of J-Tec, Inc. on November 13, 2000. The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the acquisition in accordance with the requirements of Form 8-K.

         (a)  Financial Statements of Business Acquired.

              The required financial statements of J-Tec, Inc. for the fiscal years ending June 30, 2000 and 1999 are filed herewith.

         (b) The required pro forma financial statements of the Company giving effect to the Acquisition as if it had occurred on July 1, 1999 are included herewith.

INDEX TO FINANCIAL STATEMENTS


J-TEC, INC.                                                               PAGE
Report of Independent Auditors                                              1
Statements of Income and Retained Earnings for the years
   ending June 30, 2000 and 1999                                            2
Balance Sheets at June 30, 2000 and 1999                                    3
Statements of Cash Flows for the years ending June 30, 2000
   and 1999                                                                 4
Notes to Financial Statements                                               5

MAGNETEK, INC.

Pro Forma Consolidated Statement of Income for the Year Ended
   June 30, 2000 (Unaudited)                                                9
Pro Forma Consolidated Statement of Income for the Three Months
   Ended September 30, 2000 (Unaudited)                                    10
Pro Forma Consolidated Balance Sheet at September 30, 2000
   (Unaudited)                                                             11
Notes to Pro Forma Consolidated Financial Statements (Unaudited)           11

              REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


Board of Directors
J-Tec, Inc.


We have audited the accompanying balance sheets of J-Tec, Inc. as of June 30, 2000 and 1999, and the related statements of income and retained earnings, and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J-Tec, Inc. at June 30, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                                         ERNST & YOUNG LLP

Nashville, Tennessee
December 29, 2000

ITEM 1

                                  J-TEC, INC.
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                             FOR THE YEARS ENDED
                            June 30, 2000 and 1999
                            (amounts in thousands)

                                            2000                 1999
                                         ---------            ----------
Net sales                                $  24,419            $  19,607
Cost of sales                               18,454               15,466
                                         ---------            ----------
Gross profit                                 5,965                4,141
Selling, general and administrative          1,860                1,610
                                         ---------            ----------
Income from operations                       4,105                2,531
Interest expense                                34                   60
Other income                                   (84)                 (18)
                                         ---------            ----------
Income before provision for income taxes     4,155                2,489
Provision for income taxes                   1,757                1,060
                                         ---------            ----------
Net income                                   2,398                1,429

Retained earnings, beginning of year         3,674                2,245
                                         ---------            ----------
Retained earnings, end of year           $   6,072            $   3,674
                                         =========            ==========


                            See accompanying notes

                                 J-TEC, INC.
                               BALANCE SHEETS
                           June 30, 2000 and 1999
                           (amounts in thousands)



ASSETS                                                    2000                  1999
                                                        --------              --------
Current assets:
  Cash                                                  $  2,346              $    543
  Accounts receivable, less allowance for doubtful
          accounts of $0 in 2000 and $11 in 1999           3,492                 2,586
  Costs and estimated earnings in excess of billings
          on uncompleted contracts                         1,032                 1,163
  Inventories                                              2,433                   581
  Deferred taxes                                             163                   152
                                                        --------              --------
   Total current assets                                    9,466                 5,025
                                                        --------              --------
Property, plant and equipment:
   Land                                                       74                    74
   Buildings and improvements                                316                   316
   Machinery and equipment                                 2,181                 2,073
                                                        --------              --------
Less-accumulated depreciation                              1,851                 1,691
                                                        --------              --------
Net property, plant and equipment                            720                   772
                                                        --------              --------

Other assets                                                   1                    34
                                                        --------              --------
Total Assets                                            $ 10,187              $  5,831
                                                        ========              ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $  2,233              $    710
  Accrued liabilities                                      1,663                 1,143
  Billings in excess of cost on uncompleted contracts        199                   230
  Current portion of long-term debt                            -                    25
                                                        --------              --------
     Total current liabilities                             4,095                 2,108
                                                        --------              --------

Long-term debt, net of current portion                         -                    29

Stockholders' equity:
   Common stock                                               20                    20
   Retained earnings                                       6,072                 3,674
                                                        --------              --------
   Total stockholders' equity                              6,092                 3,694
                                                        --------              --------

Total Liabilities and
    Stockholders' Equity                                $ 10,187              $  5,831
                                                        ========              ========


                            See accompanying notes

                                 J-TEC, INC.
                           STATEMENTS OF CASH FLOW
                             FOR THE YEARS ENDED
                            June 30, 2000 and 1999
                            (amounts in thousands)

                                                         2000                  1999
                                                      ---------             ---------
Cash flows from operating activities:
Net income                                            $   2,398             $   1,429
Adjustments to reconcile income to net cash used in
  operating activities:
     Depreciation                                           327                   354
     Changes in operating assets and liabilities           (626)                 (874)
                                                      ---------             ---------
Total adjustments                                          (299)                 (520)
                                                      ---------             ---------
Net cash provided by operating activities                 2,099                   909
                                                      ---------             ---------
Cash flows from investing activities:
  Capital expenditures                                     (275)                 (247)
  Other investments                                          33                     3
                                                      ---------             ---------
Net cash used in investing activities                      (242)                 (244)
                                                      ---------             ---------
Cash flow from financing activities:
  Repayment of bank and other long-term obligations         (54)                 (208)
                                                      ---------             ---------
Net cash used in financing activities                       (54)                 (208)
                                                      ---------             ---------
Net increase in cash                                      1,803                   457
Cash at the beginning of the year                           543                    86
                                                      ---------             ---------
Cash at the end of the year                           $   2,346             $     543
                                                      =========             =========

                            See accompanying notes

                                  J-TEC, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.  BUSINESS ACTIVITY

    J-Tec, Inc. is a prime contractor for service and maintenance work associated with the telephone industry and a power systems integrator serving the U.S. telecommunications industry.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    REVENUE AND COST RECOGNITION - Revenues are recognized on the percentage of completion basis. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and earnings and are recognized in the period in which the revisions are determined. Other revenue is generally recognized as product is delivered or services are provided.

    INVENTORIES - Inventories consist primarily of raw materials and are stated at the lower of cost (first-in, first-out) or market.

    PROPERTY, PLANT AND EQUIPMENT - Additions and improvements are capitalized at cost, whereas expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the respective assets, principally the straight line method (equipment normally 5 to 7 years, buildings normally 15 to 40 years).

    INCOME TAXES - Income taxes are provided based upon the results of operations for financial reporting purposes and include deferred income taxes when applicable to temporary differences between financial and taxable income.

    FISCAL YEAR - The Company uses a fiscal year basis that ends on June 30.

3.  LONG-TERM DEBT AND BANK BORROWING ARRANGEMENT

    Long-term debt at June 30, consists of the following (dollars in thousands):

                                                    2000            1999
                                                   ------          ------
Term Loan (banks)                                  $   -           $  54
Less current portion                                   -              25
                                                   ------          ------
                                                   $   -           $  29
                                                   ======          ======

                                  J-TEC, INC.
                         NOTES TO FINANCIAL STATEMENTS

    BANK BORROWING ARRANGEMENTS - At June 30, 2000, the Company had an arrangement with a local bank to lend up to $1.6 million at the bank's prime rate. There were no borrowings under the facility as of June 30, 2000. Loans under the facility if used, are collateralized by the inventory, receivables and equipment of the Company. Cash paid for interest expense in fiscal years 2000 and 1999 was $68,614 and $60,350, respectively.

4.  INCOME TAXES

    The expense for income taxes is as follows (dollars in thousands):

         YEAR ENDED JUNE 30                      2000         1999
                                                ------       ------
         Current:
           Federal                              $1,450       $  960
           State                                   318          170
         Deferred:
           Federal                                 (10)         (61)
           State                                    (1)          (9)
                                                ------       ------
                                                $1,757       $1,060
                                                ======       ======

    A reconciliation of the Company's effective tax rate is as follows (dollars in thousands):

    YEAR ENDED JUNE 30                                 2000           1999
                                                   ------------   -------------
                                                   AMOUNT    %    AMOUNT    %
                                                   ------  ----   ------   ----
    Federal tax provision                          $1,413  34.0   $  846   34.0
    State income taxes, net of federal benefit        226   5.4      145    5.8
    Permanent differences                             126   3.0      113    4.5
    Other                                              (8)  (.1)     (44)  (1.7)
                                                   ------  ----   ------   ----
                                                   $1,757  42.3%  $1,060   42.6%
                                                   ======  ====   ======   ====

    The Company's deferred tax asset is comprised of the following (dollars in thousands):

          YEAR ENDED JUNE 30                             2000           1999
                                                         ----           ----
          Accrued vacation                               $ 66           $ 71
          Inventory reserves                               96             24
          Medical benefits obligations                      6              3
          Percent of completion reversal                   (5)            50
          Other reserves                                    -              4
                                                         ----           ----
                                                         $163           $152
                                                         ====           ====

5.  COMMITMENTS AND CONTINGENCIES

    LEASES - The Company leases certain facilities under operating lease arrangements. Operating leases are on a month-to-month basis and there is no obligation or commitment for the Company to renew.

    Rent expense in the years ended June 30, 2000 and 1999 was $86,102 and $72,277, respectively.

    LITIGATION - The Company is not currently involved in any litigation of a material nature where it is either a plaintiff or a defendant.

                                  J-TEC, INC.
                        NOTES TO FINANCIAL STATEMENTS


    ENVIRONMENTAL MATTERS - The Company is not currently aware nor has any knowledge of any environmental matters relative to hazardous substances at any of its facilities.

    LETTERS OF CREDIT - The Company had no letters of credit outstanding as of June 30, 2000.

6.  EMPLOYEE BENEFIT PLANS

    The Company maintains a health insurance plan for the benefit of its employees. Individual employees qualify for coverage upon obtaining thirty days of continuous employment, while exceeding thirty hours per workweek. The annual deductible for the plan is $500 per covered individual. Subsequent to the deductible being met, the employee is reimbursed for eighty percent of the first $5,000 in covered expense and one hundred percent thereafter. The Company is responsible for the first $15,000 in claims submitted above the deductible and maintains an insurance policy that covers claims in excess of $15,000.

7.  RELATED PARTY TRANSACTIONS

    In each of the years ended June 30, 1999 and 2000, the Company paid to Ted Abney (the sole shareholder of J-Tec, Inc.) $10,200 in rent payments associated with a warehouse located at Celina Road in Greenville, Ohio. For the fiscal years ended June 30, 1999 and 2000, the Company purchased component parts from DiTronics in the amounts of $258,957 and $236,365, respectively. DiTronics is owned by the wife of Mr. Abney. Balances owed to DiTronics at June 30, 1999 and 2000 were $76,453 and $38,729, respectively.

8.  ACCRUED LIABILITIES

    Accrued liabilities consist of the following at June 30 (dollars in thousands):

                                                            2000          1999
                                                           ------        ------
       Salaries, wages and related items                   $  738        $  597
       Sales taxes                                             52            51
       Income/Franchise taxes                                 849           478
       Health claims                                           15             9
       Other                                                    9             8
                                                           ------        ------
                                                           $1,663        $1,143
                                                           ======        ======

9.  SUPPLEMENTAL CASH FLOW INFORMATION

    Changes in operating assets and liabilities of the Company are as follows (dollars in thousands):


       YEAR ENDED JUNE 30                                   2000           1999
                                                          -------        -------
       (Increase) in accounts receivable                  $  (906)       $ (782)
       (Increase) decrease in inventories                  (1,852)          485
       (Increase) decrease in contracts in progress, net      100          (381)
       (Increase) in other current assets                     (11)          (70)
       Increase (decrease) in accounts payable              1,523          (247)
       Increase in accrued liabilities                        520           121
                                                          -------        -------
                                                          $  (626)       $ (874)
                                                          =======        =======

10. SUBSEQUENT EVENTS

    On November 13, 2000, all of the Company's outstanding stock was sold to MagneTek for a cash purchase price of $24 million.

                                 MAGNETEK, INC.
             PRO FORMA CONDENSED CONDOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


    On November 13, 2000, MagneTek, Inc. acquired all of the outstanding capital stock of J-Tec, Inc.

    The following unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2000 and the three months ended September 30, 2000, give effect to the acquisition of J-Tec, Inc., as if such transaction had been completed as of July 1, 1999.

    The following unaudited pro form condensed consolidated balance sheet as of September 30, 2000 gives effect to the acquisition of J-Tec, Inc. by MagneTek, Inc. as if the transaction had been completed as of September 30, 2000.

    The pro forma condensed consolidated financial information presented herein does not purport to represent what the Company's results of operations or financial position would have been had such transaction, in fact, occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of MagneTek, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2000 and the unaudited condensed consolidated financial statements of MagneTek, Inc., included in its Quarterly Report on Form 10-Q for the period ended September 30, 2000.

                                MAGNETEK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 2000
               (amounts in thousands, except per share data)

                                                                           ACQUISITION   MAGNETEK, INC.
                                                   MAGNETEK,     J-TEC,     PRO FORMA       PRO FORMA
                                                     INC.         INC.     ADJUSTMENTS     CONSOLIDATED
                                                  -----------  ----------   ----------      ----------
Net sales                                         $  293,575   $  24,419    $            $    317,994
Cost of sales                                        230,366      18,454          248    (a)  249,068
                                                  -----------  ----------   ----------      ----------
Gross profit                                          63,209       5,965         (248)         68,926
Selling, general and administrative                   56,369       1,860                       58,229
                                                  -----------  ----------   ----------      ----------
Income from operations                                 6,840       4,105         (248)         10,697
Interest expense                                       2,907          34        1,920    (b)    4,861
Other expense, net                                     1,851         (84)         506    (a)    2,273
                                                  -----------  ----------   ----------      ----------
Income from continuing operations before
   provision for income taxes                          2,082       4,155       (2,674)          3,563
Provision for income taxes                               800       1,757       (1,016)   (c)    1,541
                                                  -----------  ----------   ----------      ----------
Income from continuing operations                      1,282       2,398       (1,658)          2,022
Discontinued operations -
   Income from operations (net of taxes)               6,045                                    6,045
   Gain on sale of discontinued businesses
        (net of taxes)                                35,125                                   35,125
                                                  -----------  ----------   ----------      ----------
Net income                                        $   42,452   $   2,398    $  (1,658)   $     43,192
                                                  ===========  ==========   ==========      ==========

EARNINGS PER COMMON SHARE

Basic:
   Income from continuing operations              $     0.05                             $       0.08
   Income from discontinued operations                  0.25                                     0.25
   Gain on sale of discontinued operations
        (net of taxes)                                  1.41                                     1.41
                                                  -----------                               ----------
Net Income                                        $     1.71                             $       1.74
                                                  ===========                               ==========
Diluted:
   Income from continuing operations              $     0.05                             $       0.08
   Income from discontinued operations                  0.24                                     0.24
   Gain on sale of discontinued operations
        (net of taxes)                                  1.41                                     1.41
                                                  -----------                               ----------
                                                  $     1.70                             $       1.73
                                                  ===========                               ==========

                                 MAGNETEK, INC.
                         NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED STATEMENT OF INCOME

(a) Reflects the purchase of J-Tec, Inc. and the allocation of the purchase price to adjust assets purchased and liabilities assumed to fair value and amortization of goodwill.
(b) Reflects the pro forma interest on the borrowings of approximately $24 million at 8% to finance the acquisition of J-Tec.
(c) Reflects MagneTek's tax rate of 38% used for fiscal year 2000.

                                MAGNETEK, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000
                 (amounts in thousands except per share data)

                                                                     ACQUISITION
                                           MAGNETEK,      J-TEC,       PRO FORMA       PRO FORMA
                                              INC.         INC.       ADJUSTMENTS     CONSOLIDATED
                                           ---------    ----------   ------------     ------------
Net sales                                  $  71,870    $   10,436   $                $     82,306
Cost of sales                                 54,924         6,699                          61,623
                                           ---------    ----------   ------------     ------------
Gross profit                                  16,946         3,737                          20,683
Selling, general and administrative           13,723           267                          13,990
                                           ---------    ----------   ------------     ------------
Income from operations                         3,223         3,470                           6,693
Interest expense                               1,149                          480  (b)       1,629
Other expense, net                               464           (28)           126  (a)         562
                                           ---------    ----------   ------------     ------------
Income from continuing operations before
   provision for income taxes                  1,610         3,498           (606)           4,502
Provision for income taxes                       612         1,460           (230) (c)       1,842
                                           ---------    ----------   ------------     ------------
Income from continuing operations                998         2,038           (376)           2,660
Discontinued operations -
   Income from operations (net of taxes)       1,805                                         1,805
                                           ---------    ----------   ------------     ------------
Net income                                 $   2,803    $    2,038   $       (376)    $      4,465
                                           =========    ==========   ============     ============
EARNINGS PER COMMON SHARE

Basic:
   Income from continuing operations       $    0.04                                  $       0.12
   Income from discontinued operations          0.08                                          0.08
                                           ---------                                  ------------
Net Income                                 $    0.12                                  $       0.20
                                           =========                                  ============
Diluted:
   Income from continuing operations       $    0.04                                  $       0.11
   Income from discontinued operations
        (net of taxes)                          0.08                                          0.08
                                           ---------                                  ------------
                                           $    0.12                                  $       0.19
                                           =========                                  ============

                                MAGNETEK, INC.
                        NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF INCOME

(a) Reflects the pro forma amortization of goodwill for the three months ending September 30, 2000.
(b) Reflects the purchase price of approximately $24 million at an interest rate of 8%.
(c) Reflects MagneTek's tax rate of 38% used in the first quarter of fiscal
    2001.

                                 MAGNETEK, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2000

                                                                      ACQUISITION    MAGNETEK, INC.
                                              MAGNETEK,    J-TEC,      PRO FORMA        PRO FORMA
                                                INC.        INC.      ADJUSTMENTS     CONSOLIDATED
                                              ---------  ---------    -----------    ---------------
Current assets:
  Cash                                        $    506   $   1,438    $                $   1,944
  Accounts receivable                           59,391       7,135          (104) (c)     66,422
  Inventories                                   44,539       2,638          (130) (c)     47,047
  Prepaid expenses and other                    20,184           -                        20,184
                                              ---------  ---------    -----------    ---------------
   Total current assets                        124,620      11,211          (234)        135,597
                                              ---------  ---------    -----------    ---------------
Property, plant and equipment                   82,742       2,516                        85,258

Less-accumulated depreciation
 and amortization                               46,399       1,850                        48,249
                                              ---------  ---------    -----------    ---------------
                                                36,343         666                        37,009
                                              ---------  ---------    -----------    ---------------
Net assets of discontinued operations          115,515                                   115,515
Goodwill                                        68,237                    16,032  (a)     84,269

Prepaid pension and other assets                55,640           1                        55,641
                                              ---------  ---------    -----------    ---------------
Total Assets                                  $400,355   $  11,878    $   15,798       $ 428,031
                                              =========  =========    ===========    ===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                            $ 40,210   $   1,066    $                $  41,276
  Accrued liabilities                           27,955       2,349           261  (c)     30,565
  Current portion of long-term debt              1,444                                     1,444
                                              ---------  ---------    -----------    ---------------
     Total current liabilities                  69,609       3,415           261          73,285

Long-term debt, net of current portion          75,037                    24,000  (d)     99,037

Other long-term obligations                     40,324                                    40,324

Deferred income taxes                           32,182                                    32,182

Commitments and contingencies

Stockholders' equity
   Common stock                                    225          20           (20) (b)        225
   Paid in capital in excess of par value       96,955        (422)          422  (b)     96,955
   Retained earnings                           111,465       8,865        (8,865) (b)    111,465
   Accumulated other comprehensive loss        (25,442)                                  (25,442)
                                              ---------  ---------    -----------    ---------------
   Total stockholders' equity                  183,203       8,463        (8,463)        183,203
                                              ---------  ---------    -----------    ---------------
Total Liabilities and
    Stockholders' Equity                      $400,355   $  11,878    $   15,798       $ 428,031
                                              =========  =========    ===========    ===============

                                 MAGNETEK, INC.
                         NOTES TO UNAUDITED PRO FORMA
                          CONSOLIDATED BALANCE SHEET

(a) Reflects estimate of goodwill balance as of September 30, 2000.
(b) Reflects purchase price adjustments to eliminate J-Tec equity accounts.
(c) Reflects pro forma balance sheet adjustments for accounts receivable, inventory and accrued liabilities.
(d) Reflects the debt incurred to finance the Acquisition.


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

     EXHIBITS

     23.1       Consent of Ernst & Young LLP.


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MAGNETEK, INC.
                                                 (Registrant)



Date: January 29, 2001                   ________________________________
                                                 David P. Reiland
                                             Executive Vice President
                                           and Chief Financial Officer


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